                                                                   Exhibit 10.18





                               OPERATING AGREEMENT

                                       OF

                   T-E REALTY AND RIGHT-OF-WAY AGENCY, L.L.C.

                      A MICHIGAN LIMITED LIABILITY COMPANY



                         EFFECTIVE AS OF JULY 10, 2000

This Operating Agreement is made and entered into this 10th day of July, 2000, by and among T-E REALTY AND RIGHT-OF-WAY AGENCY, L.L.C., a Michigan limited liability Company ("Company") and each of those individuals whose names are set forth on attached Schedule A and are made a part of this Operating Agreement; and those individuals who are later admitted as members (individually, "Member," and collectively, "Members"), who agree as follows:


ARTICLE I

DEFINITIONS
-----------

The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein);

"Articles of Organization" shall mean the Articles of Organization of T-E Realty
 ------------------------
and Right-of-Way Agency, L.L.C. as filed with the Corporation and Securities Bureau, Department of Commerce, State of Michigan, as the same may be amended from time to time.

(b)  "Capital Account" as of any given date shall mean the total Capital
      ---------------
Contributions to the Company by a Member as adjusted up to the date in question pursuant to Article VIII.

(c)  "Capital Contribution" shall mean any contribution to the capital of the
      --------------------
Company in cash, property, or services by a Member whenever made. "Initial Capital Contribution" shall mean the initial contribution to the capital of the Company pursuant to this Operating Agreement.

(d)  "Capital Interest" shall mean the proportion that a Member's positive
      ----------------
Capital Account bears to the aggregate positive Capital Accounts of all Members whose Capital Accounts have positive balances as may be adjusted from time to time.

(e)  "Code" shall mean the Internal Revenue Code of 1986 or corresponding
      ----
provisions of subsequent superseding federal revenue laws. References to the Code contained in this Agreement are referenced by endnote Index to this Agreement.

(f)  "Michigan Act" shall mean the Michigan Limited Liability Company Act.
      ------------

(g)  "Company" shall refer to T-E Realty and Right-of-Way Agency, L.L.C.
      -------

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(h)  "Deficit Capital Account" shall mean with respect to any Member, the
      -----------------------
deficit balance, if any, in such Member's Capital Account as of the end of the taxable year after giving effect to the following adjustments:

(i) credit to such Capital Account any amount which Member is obligated to restore under Code Treasury Regulations/1/; after taking into account thereunder any changes during such year in partnership minimum gain/2/ and in the minimum gain attributable to any partner nonrecourse debt/3/; and


(ii) debit to such Capital Account the items described in the Treasury Regulations./4/

This definition of Deficit Capital Account is intended to comply with the provisions of Regulations Sections 1.704-1(b)(2)(ii)(d) and 1.704-2, and shall be interpreted consistently with those provisions.

(i)  "Distributable Cash" means all cash, revenues and funds received by the
      ------------------
Company from Company operations, less the sum of the following to the extent paid or set aside by the Company: (i) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (ii) all cash expenditures incurred incident to the normal operation of the Company's business; (iii) such Reserves as the Managers deem reasonably necessary to the proper operation of the Company's business.

(j)  "Entity" shall mean any general partnership, limited partnership, limited
      ------
liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

(k)  "Fiscal Year" shall mean the Company's fiscal year, which shall be the
      -----------
calendar year.

----------------------
Section 1.704-1(b)(2)(ii)(c)T.R.
Section 1.704-2(d) T.R.
Section 1.704-2(i)(3) T.R.
Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)

(l)  "Gifting Member" shall mean any Member who gifts, bequeaths or otherwise
      --------------
transfers for no consideration (by operation of law or otherwise, except with respect to bankruptcy) all or any part of its Member's Interests.

(m)  "Majority Interest" shall mean one or more Interests of Members which taken
      -----------------
together exceed fifty percent (50%) of the aggregate of all Capital Interests.


(n)  "Manager" shall mean one or more managers.  Specifically, "Manager" shall
      -------                                                   -------
mean Thomas A. Adams, or any other persons that succeed him in that capacity. References to the Manager in the singular or as him, her, it, itself, or other like references shall also, where the context so requires, be deemed to include the plural or the masculine or feminine reference, as the case may be.

(o)  "Member" shall mean each of the parties who executes a counterpart of this
      ------
Operating Agreement as a Member and each of the parties who may hereafter become Members.

For an assignee of a Member's Interest to become a Member such assignee shall become a Member only upon the unanimous vote of the remaining Members.

(p)  "Members' Interests" shall mean a Member's rights in the Limited Liability
      ------------------
Company, including, but not limited to, the right to receive distributions of the Limited Liability Company's assets and any right to vote or participate in management. Member's Interest may be stated by class or series to reflect the differing capital contributions, distribution rights or other differences between Members' Interests pertaining to each. Each class or series of members' Interests shall be more fully described on Exhibit C attached.

(q)  "Net Profits" and "Net Losses" shall mean the income, gain, loss,
      -----------       ----------
deductions and credits of the Company in the aggregate or separately stated, as appropriate, determined in accordance with the chosen method of accounting at the close of each fiscal year on the Company's information tax return filed for federal income tax purposes.

(r)  "Operating Agreement" shall mean this Operating Agreement as originally
      -------------------
executed and as amended from time to time.

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(s)  "Persons" shall mean any individual or Entity, and the heirs, executors,
      -------
administrators, legal representatives, successors, and assigns of such "Person" where the context so permits.

(t)  "Reserves" shall mean, with respect to any fiscal period, funds set aside
      --------
or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by those managing the Company for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

(u)  "Selling Member" shall mean any assignor of a Member's Interest which
      --------------
sells, assigns, pledges, hypothecates, or otherwise transfers for consideration all or any portion of its assigned Member's Interest; provided, an assignee of a Member's Interest shall only be entitled to receive the economic distributions to which the assignor was entitled and not the right to vote.


(v)  "Transferring Member" shall collectively mean a Selling Member and a
      -------------------
Gifting Member.

(w)  "Treasury Regulations" (T.R.) shall include proposed, temporary, and final
      --------------------
regulations promulgated under the Code in effect as of the date of filing the Articles of Organization and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations. Treasury Regulations cited herein are indexed by endnote at the conclusion of this Agreement.


  ARTICLE II

  FORMATION OF COMPANY
  --------------------

2.01  Formation.  On and effective June 13, 2000, Thomas A. Adams organized a
      ---------
Michigan Limited Liability Company by executing and delivering Articles of Organization to the Michigan Department of Consumer & Industry Services, Corporation, Securities and Land Development Bureau. The Company has been organized as a Michigan limited liability company pursuant to the Michigan Limited Liability Company Act, 1993 PA 23 as amended, (the "Act"). The Company was formed, incident to and in contemplation of fulfillment, in part, of the intentions of T-Enterprises, Inc. and Universe2U Right-of-Ways Agency Inc. as expressed in that certain Terms Sheet between the Parties setting forth general terms of a joint venture between the Parties as expressed in this Agreement to conduct their fiber optic real estate dealings solely through the Company. The Company and the Members hereby forever discharge the organizer, and the organizer shall be indemnified by the Company and the Member from and against, any expense or liability actually incurred by the organizer by reason of having been the organizer of the Company.


2.02  Name.  The name of the Company is T-E Realty and Right-of-Way Agency,
      ----
L.L.C. The Company may also conduct its business under one or more assumed names.

2.03  Principal Place of Business.  The principal place of business of the
      ---------------------------
Company within the State of Michigan shall be 309 Rivergate Lane, DeWitt, Michigan 48820. The Company may locate its places of business and registered office at any other place or places as the Members, Manager, or Managers may from time to time deem advisable.


2.04  Registered Office and Resident Agent.  The Company's initial registered
      ------------------------------------
office shall be at the office of its resident agent at 309 Rivergate Lane, DeWitt, Michigan 48820, and the name of its initial resident agent at such address shall be Thomas A. Adams. The registered office and resident agent may be changed from time to time by filing the address of the new registered office and/or the name of the new resident agent with the Michigan Corporation and Securities Bureau, Department of Commerce, State of Michigan, pursuant to the Michigan Act.

2.05  Term.  The term of the Company shall be perpetual, unless the Company is
      ----
earlier dissolved in accordance with either the provisions of this Operating Agreement or the Michigan Act.

ARTICLE III

BUSINESS OF COMPANY
-------------------

3.01  Permitted Businesses.  The business of the Company shall be:
      --------------------

(a) To accomplish any lawful affairs, business or other activity for which limited liability companies may be formed, or which shall at any time appear conducive to or expedient for the protection or benefit of the Company and its assets.

(b) To exercise all other powers necessary to or reasonably connected with the Company's business which may be legally exercised by limited liability companies under the Michigan Act.

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(c)  To engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

(d) To act as a marketing agent for parties seeking to lease their right-of-way and easements to others for purposes of providing long-haul, point-to-point telecommunication services, for the development of same, and to provide construction services to lessees of same.


  ARTICLE IV

  NAMES AND ADDRESSES OF MEMBERS
  ------------------------------

  The names and addresses of the Members are as follows:

NAME                                    ADDRESS

T-Enterprises, Inc.,                    309 Rivergate Lane
a Michigan corporation                  DeWitt, MI 48820

Universe2U Right-of-Ways Agency Inc.,   30 West Beaver Creek Road
a Delaware corporation                  Suite 109
                                        Richmond Hill, ON
                                        Canada L4B 3K1



ARTICLE V

RIGHTS AND DUTIES OF MANAGERS
-----------------------------

5.01  Management.  The business and affairs of the Company shall be managed by
      ----------
its Managers. The Managers shall direct, manage and control the business of the Company to the best of their ability. Except for situations in which the approval of the Members is expressly required by this Operating Agreement or by nonwaivable provisions of applicable law, the Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business. At anytime when there is more than one Manager, any one Manager may take any action permitted to be taken by the Managers, unless the approval or more than one of the Managers is expressly required pursuant to this Operating Agreement or the Act without limitation of the management discretion of the Managers. The Members agree the Company shall enter into a contract with Multilink Network Services Inc. for the exclusive provision of various services by the Company as agreed to by the Parties from time to time.

5.02  Number, Tenure and Qualifications.  The Company shall have one or more
      ---------------------------------
Managers. The initial Manager shall be Thomas A. Adams, who shall serve until death or total and permanent disability. Thereafter, the Manager shall be T-Enterprises, Inc. if no successor Manager has been provided for by the Members. Thereafter, the number of Managers of the Company shall be fixed from time to time by the affirmative vote of Members holding at least the majority of all Members' Interests, but in no instance shall there be less than one Manager. After Thomas A. Adams' term as Manager, each Manager shall hold office until the next annual meeting of Members or until his or her successor shall have been elected and qualified. Managers shall be elected by the affirmative vote of Members holding at least a majority of Members' Interests. Managers need not be residents of the State of Michigan or Members of the Company.

5.03  Certain Powers of Manager.  Without limiting the generality of Section
      -------------------------
5.01, the Managers shall have power and authority, on behalf of the Company:


(a) To acquire property from any Person as the Managers may determine. The fact that a Manager or a Member is directly or indirectly affiliated or connected with any such Person shall not prohibit the Managers from dealing with that Person;

(b) To borrow money for the Company from banks, other lending institutions, the Managers, Members, or affiliates of the Managers or Members, on such terms as the Managers deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums. No debt shall be contracted or liability incurred by or on behalf of the Company except by the Managers, or to the extent permitted under the Michigan Act, by agents or employees of the Company expressly authorized to contract such debt or incur such liability by the Managers;

(c) To purchase liability and other insurance to protect the Company's property and business;

(d) To hold and own any Company real and/or personal properties in the name of the Company;

(e) To invest any Company funds (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;

Upon the affirmative vote of the Members holding at least seventy-five (75%) percent of the Member Interests, to sell or otherwise dispose of all or substantially all of the assets of the Company as part of a single transaction or plan so long as such disposition is not in violation of or a cause of a default under any other agreement to which the Company may be bound, provided, however, that the affirmative vote of the Members shall not be required with respect to any sale or disposition of the Company's assets in the ordinary course of the Company's business;

(g) To execute on behalf of the Company all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company's property; assignments; bills of sale; leases; partnership agreements, operating agreements of other limited liability companies; and any other instruments or documents necessary, in the opinion of the Managers, to the business of the Company;

(h) To employ accountants, legal counsel, managing agents or other experts to perform services for the Company and to compensate them from Company funds;

(i) To execute and file such other instruments, documents and certificates which may from time to time be required by the laws of the State or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, to effectuate, implement, continue and defend the valid existence of the Company;

(j) To enter into any and all other agreements on behalf of the Company, with any other person for any purpose, in such forms as the Managers may approve; and

(k) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

Unless authorized to do so by this Operating Agreement or by a Manager or Managers of the Company, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized by the Managers to act as an agent of the Company in accordance with the previous sentence.

5.04  Liability for Certain Acts.  Each Manager shall perform his or her
      --------------------------
duties as Manager in good faith, in a manner they reasonably believe to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Manager who so performs the duties as Manager shall not have any liability, except as specifically provided in the Michigan Act, by reason of being or having been a Manager of the Company. The Manager does not, in any way, guarantee the return of the Members' Capital Contributions or a profit for the Members from the operations of the Company. The Manager shall not be liable to the Company or to any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct, a wrongful taking by the Manager, or a violation of the Managers' obligations as otherwise set forth in the Michigan Act.

5.05  Managers Have No Exclusive Duty to Company.  The Manager shall not be
      ------------------------------------------
required to manage the Company as his or her sole and exclusive function and they (or any Manager) may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of the Manager or to the income or proceeds derived therefrom. The Manager shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture.


5.06  Bank Accounts.  The Manager may from time to time open bank accounts in
      -------------
the name of the Company, and the Manager shall be the sole signatory thereon, unless the Manager determines otherwise.

5.07  Indemnity of the Managers, Employees an Other  Agents.  To the maximum
      -----------------------------------------------------
extent permitted under Section 408 of the Michigan Act, the Company shall advance and/or pay expenses incurred by, and indemnify the Managers of the Company. In the discretion of the Managers, the Company may purchase insurance to insure against any such liability. The Company shall indemnify its employees and other agents who are not Managers to the fullest extent permitted by law, provided that such indemnification in any given situation is approved by Members owning a majority of the Members' Interests.

5.08  Resignation.  Any Manager of the Company may resign at any time by
      -----------
giving written notice to the Members of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

5.09  Removal.  At a meeting called expressly for that purpose, with the
      -------
exception of Thomas A. Adams, who shall be the Manager for life, all or any lesser number of Managers may be removed at any time, without cause, by the affirmative vote of Members holding seventy-five (75%) percent of the Members' Interests. The removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

5.10  Vacancies.  Any vacancy occurring for any reason in the number of
      ---------
Managers of the Company (except for Thomas A. Adams who shall be replaced by T-Enterprises, Inc. as Manager) may be filled by the affirmative vote of a majority of the remaining Managers then in office, provided that if there are no remaining Managers, the vacancy(ies) shall be filled by the affirmative vote of Members holding a Majority of Members' Interests. Any Manager's position to be filled by reason of an increase in the number of Managers shall be filled by the affirmative vote of a majority of the Managers then in office or by an election at an annual meeting or at a special meeting of Members called for that purpose or by written consent of seventy five (75%) percent of the Members. A Manager elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and shall hold office until the expiration of such term.
A Manager chosen to fill a position resulting from an increase in the number of Managers shall hold office until the next annual meeting of Members and until his or her successor shall be elected and shall qualify, or until his or her earlier death, resignation or removal.


5.11  Salaries.   The salaries and other compensation of the Managers shall be
      --------
fixed from time to time by an affirmative vote of Members holding at least a majority of Members' Interests, and no Manager shall be prevented from receiving such salary by reason of the fact that he is also a Member of the Company.

      ARTICLE VI

      RIGHTS AND OBLIGATIONS OF MEMBERS
      ---------------------------------

6.01  Limitation of Liability.  Each Member's liability shall be limited as set
      -----------------------
forth in this Operating Agreement, the Michigan Act and other applicable law.

6.02  Company Debt Liability.  No Member will be personally liable for any
      ----------------------
debts or losses of the Company beyond their respective Capital Contributions and any obligation of the Members under Section 8.01 or 8.02 to make Capital Contributions, except as provided in Section 6.07 herein or as otherwise required by law.

6.03  Member Liability.  No Member shall have any personal liability whatsoever
      ----------------
to the Company or to its Members or creditors for any of the Company's debts, liabilities, or obligations except as expressly provided in this Operating Agreement or under the Act. Notwithstanding anything in this Operating Agreement to the contrary, no Member shall be personally liable for either the return of the capital contributions of any other Member or the repayment of loans or advances (or any interest on them) to the Company by any Member, it being expressly understood that any such return or repayment shall be made solely from the Company assets. No Member shall be liable to the Company or any Member for any loss resulting from any action or inaction by a Member, provided that such action or inaction was taken in good faith and does not constitute willful misconduct or gross negligence.

6.04  List of Members.  Each Member shall be provided by the appropriate person
      ---------------
maintaining same, upon written request, a list showing the names, addresses and Members' Interests and the value of capital contributions of all Members.

6.05  Approval of Sale of All Assets.  The Members shall have the right, by
      ------------------------------
the affirmative vote of Members holding at least the majority of all Members' Interests, to approve the sale, exchange or other disposition of all, or substantially all, of the Company's assets (other than in the ordinary course of the Company's business) which is to occur as part of a single transaction or plan.

6.06  Company Books.  In accordance with Section 9.09 herein, all accounts,
      -------------
books, and other relevant Company documents shall be maintained and preserved for a period of five (5) years or longer as appropriate. Upon reasonable request, each Member shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting Member's expense.

6.07  Priority and Return of Capital.  Except as may be expressly provided in
      ------------------------------
Article IX, no Member shall have priority over any other Member, either as to the return of capital Contributions or as to net profits, net losses or distributions; provided that this Section shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

6.08  Liability of a Member to the Company.
      ------------------------------------

(a) A Member who rightfully receives the return in whole or in part of their contribution (as defined in Section 509 of the Michigan Act) is nevertheless liable to the Company to the extent now or hereafter provided by the Michigan Act.

(b)  A Member who receives a distribution made by the Company:

     (i) which is either in violation of this Operating Agreement, or

     (ii) which is in violation of Section 307 of the Michigan Act shall nevertheless be subject to and enforceable against the Company in accordance with the provisions of that Section of the Michigan Act.

Otherwise, said Member is liable to the Company for repayment of the portion of the distribution in violation of Section 307 of the Act for a period of two years after such distribution.

6.09  Covenants of Each Member.
      ------------------------

Non-disclosure.  Except in furtherance of its duties hereunder, and except as
--------------
otherwise required by applicable law, each Member shall at all times hold in confidence any and all confidential and/or proprietary information within its knowledge concerning the products, services, business, suppliers, customers, clients, prospects and the financial condition of the Company and the other Members. Such obligation shall survive the term of this Agreement. Such confidential information includes, without limitation, financial information, sales and distribution information, price lists, the identity and lists of actual and potential customers, technical information, financial statements and material contracts and relationships, all to the extent that such information is not intended by each Member for general dissemination to the public.

Non-interference.  Except in furtherance of its duties hereunder, each Member
----------------
shall not, at any time during the Term and for a period of three (3) years thereafter, without the prior written consent of the other Members in any way directly or indirectly:


Induce or attempt to induce any employee, agent or other representative or associate of the other Members or the Company to terminate their relationship with said other Member or the Company, or

(i) request, advise, contact or solicit any customer or supplier or prospective customer or supplier of the said other Member or Company to withhold, curtail or cancel their business with the said other Member or Company or otherwise interfere with the relationship between said other Member or the Company and any customer or supplier, or

(ii) contact or solicit any customer or prospective customer of the said other Member or Company whose identity as such customer or prospective customer became known to it through its involvement as a Member of the Company whether before or after this Agreement is signed, whether the relationship was developed by it or not and even if known to it other than by reason of membership in the Company.

This prohibition shall include the member's activities, though it is associated with another person, firm, association or other entity.

(c)  Non-competition.  For purposes of clarification, in the case where the LLC
     ---------------
is no longer carrying on business, this clause is not applicable. Where a Member(s) leaves and the LLC is still being operated by the remaining Member(s), any departing Member agrees that during the Term and for a period of three (3) years thereafter, the Member shall not, without the prior written consent of the other Member, engage, directly or indirectly, in any business activity (either financially or as partner, independent contractor, consultant or owner in any other capacity calling for the rendition of services, acts or management or operation of control) which is in any respect competitive with the business of the Company or the other Member and the Member only became active in such business through the Member's activities with the Company. Said prohibition to only be effective within those geographical areas in which the Company or the Member is then doing business and/or rendering services.

  ARTICLE VII

  MEETINGS OF MEMBERS
  -------------------

If a quorum is present, the Members shall meet at any time and place, either within or outside of the State of Michigan, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken. Members holding at least seventy-five (75%) percent of all Members' Interests and at least a majority in number of the Members, represented in person or by proxy, shall constitute a quorum at any meeting of Members.


If a quorum is present, the affirmative vote of Members holding a majority of Members' Interests shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Michigan Act, by the Articles of Organization, or by this Operating Agreement. Unless otherwise expressly provided herein or required under applicable law, Members who have an interest in the outcome of any particular matter upon which the Members vote or consent may vote or consent upon any such matter and their Member's Interests, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Members.

Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote and included in the minutes or for filing with the Company records. Action taken under this
Section is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

  ARTICLE VIII

  CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS
  -------------------------------------------------

8.01  Members' Capital Contributions.  Each Member shall contribute such
      ------------------------------
amount as is set forth in Exhibit A hereto as their Initial Capital
                          ---------
Contribution.

8.02  Additional Contributions.  No Member shall be required to make any
      ------------------------
additional Capital Contributions. To the extent approved by the Manager, from time to time, the Members may be permitted to make additional Capital Contributions if and to the extent they so desire. If the Manager determines that additional Capital is necessary in connection with the conduct of the affairs of the Company based on a budget or business plan to be adopted by the

Company, in such event, the Members shall have the opportunity (but not the obligation) to participate in such additional Capital Contributions on a pro rata basis in accordance with their Interests. Any additional capital contributions may be satisfied by the provision of loan guarantees by the Member in lieu of any direct contribution of capital.

8.03  Capital Accounts.
      ----------------


(a) A separate Capital Account will be maintained for each Member. Each Member's Capital Account will be increased by (1) the amount of money contributed by or on such Member's behalf to the Company; (2) the fair market value of property contributed by or on such Member's behalf to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under the Code/5/); (3) allocations to such Member of Net Profits and Net Losses; and (4) allocations to such Member of income described in the Code./6/ Each Member's Capital Account will be decreased by (1) the amount of money distributed to such Member by the Company; (2) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under the Code/7/); (3) allocations to such Member of expenditures described in the Code/8/; and (4) allocations to the account of such Member of Company loss and deduction as set forth in such Regulations, taking into account adjustments to reflect book value. Universe2U Right-of-Ways Agency Inc. shall be permitted, upon notice to the Manager to withdraw such amounts of its capital contributed to the Company as long as such withdrawal does not constitute a violation of 6.08 of this Agreement.

(b) In the event of a permitted sale or exchange of a Member's Interest in the Company, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Member's Interest in accordance with the Treasury Regulations/9/. The Company and the Members shall be afforded the opportunity to make any and all elections at any proper time as provided for in Section 754 of the Code.

------------------
/5/.  Section 752 I.R.C.
/6/.  Section 705 (a)(1)(B)
/7/.  Section 752 I.R.C.
/8/.  Section 705(a)(2)(B) I.R.C.
/9/.  Section 1.704-1(b)(2)(iv) T.R.

(c) The manner in which Capital Accounts are to be maintained pursuant to this
Section 8.03 is intended to comply with the requirements of the Code and the Treasury Regulations promulgated thereunder/10/. If, in the opinion of the Company's accountants, the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 8.03 should be modified in order to comply with the Code and the Treasury Regulations thereunder/11/, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 8.03, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.


(d) Upon liquidation of the Company (or any Member's Interest), liquidating distributions will be made in accordance with the positive Capital Account balances of the Members, as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs. Liquidation proceeds will be paid within sixty (60) days of the end of the taxable year (or, if later, within one hundred twenty (120) days after the date of the liquidation). The Company may offset damages for breach of this Operating Agreement by a Member whose Interest is liquidated (either upon the withdrawal of the Member or the liquidation of the Company) against the amount otherwise distributable to such Member.

(e) Except as otherwise required in the Michigan Act (and subject to Section
8.01 and 8.02), no Member shall have any liability to restore all or any portion of a deficit balance in such Member's Capital Account.


8.04  Withdrawal or Reduction of Members' Contributions  to Capital.
      -------------------------------------------------------------

(a) Except as provided in Section 8.03(a) above, a Member shall not receive out of the Company's property any part of its Capital Contribution until all liabilities of the Company, except

----------------------
/10/.  Section 704(b) I.R.C.
/11/.  Section 704(b) I.R.C.

liabilities to Members on account of their Capital Contributions, have been paid or there remains property of the Company sufficient to pay them.

(b) Except for the contract rights contributed by T-Enterprises, Inc. to the Company, a Member, irrespective of the nature of its Capital Contributions, has only the right to demand and receive cash in return for its Capital Contribution. No Member shall have a right to liquidate their Interest in the Company or to receive any liquidating distribution except upon a complete liquidation of the Company.


      ARTICLE IX

      ALLOCATIONS, INCOME TAX, DISTRIBUTIONS, ELECTIONS AND REPORTS
      -------------------------------------------------------------

9.01  Allocations of Profits and Losses from Operations.  The Net Profits and
      -------------------------------------------------
Net Losses of the Company for each fiscal year will be allocated as set forth on Exhibit B attached.

9.02  Special Allocations to Capital Accounts.  Notwithstanding Section 9.01
      ---------------------------------------
hereof.


(a) No allocations of loss, deduction and/or expenditures described in the Code/12/ shall be charged to the Capital Accounts of any Member if such allocation would cause such Member to have a Deficit Capital Account. The amount of the loss, deduction and/or Code Section expenditure/13/ which would have caused a Member to have a Deficit Capital Account shall instead be charged to the Capital Account of any Members which would not have a Deficit Capital Account as a result of the allocation, in proportion to their respective Capital Contributions, or, if no such Members exist, then to the Members in accordance with their interests in Company profits pursuant to Section 9.01.

(b) In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in the Treasury Regulations/14/, which create or increase a Deficit Capital Account of

/12/.  Section 705(a)(2)(B)
/13/.  Section 705(a)(2)(B)
/14/.  Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) T.R.

such Member, then items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year and, if necessary, for subsequent years) shall be specially credited to the Capital Account of such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit Capital Account so created as quickly as possible. It is the intent that this
Section 9.02(b) be interpreted to comply with the alternate test for economic effect set forth in the Treasury Regulations./15/


(c) In the event any Member would have a Deficit Capital Account at the end of any Company taxable year which is in excess of the sum of any amount that such Member is obligated to restore to the Company under Treasury Regulations/16/ and such Member's share of minimum gain as defined in the Treasury Regulations/17/, the Capital Account of such Member shall be specially credited with items of Member's income (including gross income) and gain in the amount of such excess as quickly as possible.



(d) Notwithstanding any other provision of this Section 9.02, if there is a net decrease in the Company's minimum gain as defined in the Treasury Regulations/18/ during a taxable year of the Company, then, the Capital Accounts of each Member shall be allocated items of income (including gross income) and gain for such year (and if necessary for subsequent years) equal to that Member's share of the net decrease in Company minimum gain. This Section 9.02(d) is intended to comply with the minimum gain charge- back requirements of the Treasury Regulations/19/ and shall be interpreted consistently therewith. If in any taxable year that the Company has a net decrease in the Company's minimum gain, if the minimum gain charge-back requirement would cause a distortion in the economic arrangement among the Members and it is not expected that the Company will have sufficient other income to correct that distortion, the Managers may in their discretion (and shall, if requested to do so by a Member) seek to have the Internal Revenue

------------------
/15/.  Section 1.704-1(b)(2)(ii)(d) T.R.
/16/.  Section 1.704-1(b)(2)(ii)(c)
/17/.  Section 1.704-1(b)(2)(ii)(d)
/18/.  Section 1.704-2(d) T.R.
/19/.  Section 1.704-2 T.R.

Service waive the minimum gain charge-back requirement in accordance with the Treasury Regulations/20/.


(e) Items of Company loss, deduction and expenditures described in the Code/21/ which are attributable to any nonrecourse debt of the Company and are characterized as partner (Member) nonrecourse deductions under the Treasury Regulations/22/ shall be allocated to the Members' Capital Accounts in accordance with the Treasury Regulations/23/. If a Member loans funds to the Company and the Company is unable to repay the loan, the loss represented by the failure of the Company to repay along with the corresponding forgiveness of indebtedness income shall be allocated to the lending Member.


(f) Beginning in the first taxable year in which there are allocations of "nonrecourse deductions," as described in the Treasury Regulations/24/, such deductions shall be allocated to the Members in accordance with, and as a part of, the allocations of Company profit or loss for such period.



(g) In accordance with the Code/25/ and the Treasury Regulations/26/, if a Member contributes property with a fair market value that differs from its adjusted basis at the time of contribution, income, gain, loss and deductions with respect to the property shall, solely for federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company and its fair market value at the time of contribution.

---------------
/20/.  Section 1.704-2(f)(4) T.R.
/21/.  Section 705(a)(2)(B)
/22/.  Section 1.704-2(i) T.R.
/23/.  Section 1.704-2(i) T.R.
/24/.  Section 1.704-2(b) T.R.
/25/.  Section 704(c)(1)(A)
/26/.  Section 1.704-1(b)(2)(I)(iv) T.R.

(h) Pursuant to the Code/27/, if any contributed property is distributed by the Company other than to the contributing Member within seven years of being contributed, then, except as provided in the Code/28/, the contributing Member shall be treated as recognizing gain or loss from the sale of such property in an amount equal to the gain or loss that would have been allocated to such Member under the Code/29/ if the property had been sold at its fair market value at the time of the distribution.


(i) In the case of any distribution by the Company to a Member, such Member shall be treated as recognizing gain in an amount equal to the lesser of:

(i) the excess (if any) of (A) the fair market value of the property (other than money) received in the distribution over (B) the adjusted basis of such Member's Interest in the Company immediately before the distribution reduced (but not below zero) by the amount of money received in the distribution, or


(ii) the Net Precontribution Gain (as defined in the Code/30/) of the Member. The Net Precontribution Gain means the net gain (if any) which would have been recognized by the distributee Member under the Code/31/ of all property which
(1) had been contributed to the Company within seven years of the distribution, and (2) is held by the Company immediately before the distribution, had been distributed by the Company to another Member. If any portion of the property distributed consists of property which had been contributed by the distributee Member to the Company, then such property shall not be taken into account under this Section 9.02 (i) and shall not be taken into account in determining the amount of the Net Precontribution Gain. If the property distributed consists of an interest in an entity, the preceding sentence shall not apply to the extent that the value of such interest is attributable to the property contributed to such entity after such interest had been contributed to the Company.

----------------
/27/.  Section 704(c)(1)(B)
/28/.  Section 704(c)(2)
/29/.  Section 704(c)(1)(A)
/30/.  Section 737(b)
/31/.  Section 704(c)(1)(B)

(j) In connection with a Capital Contribution of money or other property (other than a de minimis amount) by a new or existing Member as consideration for a Member's Interest, or in connection with the liquidation of the Company, the Capital Accounts of the Members shall be adjusted to reflect a revaluation of Company property (including intangible assets) in accordance with Treasury Regulations/32/. If under the Treasury Regulations/33/, Company property that has been revalued is properly reflected in the Capital Accounts and on the books of the Company property, then depreciation, depletion, amortization and gain or loss with respect to such property shall be shared among the Members in a manner as variations between the adjusted tax basis and fair market value of property contributed to the Company are taken into account in determining the Members' shares of tax items under the Code/34/.


(k) All recapture of income tax deductions resulting from sale or disposition of Company property shall be allocated to the Member or Members to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Member is allocated any gain from the sale or other disposition of such property.

(l) Any credit or charge to the Capital Accounts of the Members pursuant to Sections 9.02(b), (c), and/or (d), hereof shall be taken into account in computing subsequent allocations of profits and losses pursuant to Section 9.01, so that the net amount of any items charged or credited to Capital Accounts pursuant to Sections 9.01 and 9.02 shall to the extent possible, be equal to the net amount that would have been allocated to the Capital Account of each Member pursuant to the provisions of this Article IX if the special allocations required by Sections 9.02(b), (c) and/or (d), hereof had not occurred.

9.03  Distributions.  Except as provided in Section 8.03 (a) and 8.03 (d), all
      -------------
distributions of Distributable Cash or other property shall be made to the Members as follows:


Pro rata in proportion to the respective Interest of the Members on the record date of such distribution as provided in Exhibit B. Except as provided in
Section 9.04, the Manager shall from time to


--------------
/32/.  Section 1.704-1(b)(2)(iv)(f) T.R.
/33/.  Section 1.704-1(b)(2)(iv)(f) T.R.
/34/.  Section 704(c)
time at least on an annual basis make a determination of the amount of other property or available Distributable Cash to be distributed to Members and shall cause the same to be distributed to the Members according to Exhibit B. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Member or Members pursuant to this Section 9.03.


9.04  Limitation Upon Distributions.  No distribution shall be declared and
      -----------------------------
paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members on account of their contributions, or unless the Distribution satisfies the provisions of Section 307 of the Michigan Act.

9.05  Accounting Principles.  The profits and losses of the Company shall be
      ---------------------
determined in accordance with accounting principles applied on a consistent basis using the cash method of accounting.

9.06  Interest On and Return of Capital Contributions.  No Member shall be
      -----------------------------------------------
entitled to interest on its Capital Contribution or to return of its Capital Contribution, except as otherwise specifically provided for herein.

9.07  Loans to Company.  Nothing in this Operating Agreement shall prevent any
      ----------------
Member from making secured or unsecured loans to the Company by agreement with the Company.

9.08  Accounting Period.  The Company's accounting period shall be the
      -----------------
calendar year.

9.09  Records, Audits and Reports.  At the expense of the Company, the Manager
      ---------------------------
shall maintain records and accounts of all operations and expenditures of the Company. At a minimum the Company shall keep at its principal place of business the following records:

(a) A current list of the full name and last known business, residence, or mailing address of each Member and Manager, both past and present; and the valuation of each Member's Contribution and Distribution right.

(b) A copy of the Articles of Organization of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

(c) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the four most recent years;

(d) Copies of the Company's currently effective written Operating Agreement, copies of any writings permitted or required with respect to a Member's obligation to contribute cash, property or services, and copies of any financial statements of the Company for the three most recent years;

(e) Minutes of every annual, special meeting and court-ordered meeting;

(f) Any written consents obtained from Members for actions taken by Members without a meeting.

9.10  Returns and Other Elections.  The Manager shall cause the preparation
      ---------------------------
and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's fiscal year.

All elections permitted to be made by the Company under federal or state laws shall be made by the Manager in his or her sole discretion.

9.11  Tax Matters Partner.  Any Manager selected by a vote of the Managers, so
      -------------------
long as the Manager so selected is also a Member, is hereby designated the Tax Matters Partner ("TMP") as defined in Section 6231(a)(7) of the Code. The TMP and the other Members shall use their reasonable efforts to comply with the responsibilities outlined in Sections 6221 through 6233 of the Code (including any Regulations promulgated thereunder), and in doing so shall incur no liability to any other Member



  ARTICLE X

  TRANSFERABILITY
  ---------------

10.01  General.  Except as otherwise specifically provided in Section 10.02 no
       -------
Member shall have the right to:

(a) sell, assign, pledge, hypothecate, transfer, exchange or otherwise transfer for consideration, (collectively, "sell"), or

(b) gift, bequeath or otherwise transfer for no consideration (whether or not by operation of law, except in the case of bankruptcy),


all or any part of its Member's Interest, without the consent seventy-five (75%) percent of the Members. The prohibition as to a proposed sale of a Member's Interest without the Members' consent applies to an attempted sale of any economic interest represented by a Member's Interest. It shall not apply to any transfer of a Member's Interest by any owner of more than twenty (20%) percent of Member Interests in the form of a transfer to a wholly owned entity of the Member or by the Member.


10.2  Right of First Refusal.  A Member ("Selling Member") desiring to sell its
      ----------------------
entire membership interest in the Company to a third party or desiring to withdraw from the Company pursuant to Section 8.04, above, shall give written notice of the Selling Member's desire to assign its entire Membership Interest in the Company to the other Members (the "Notice"), which notice shall contain the name of the proposed third party assignee, the proposed purchase price for the Membership Interest and the terms of the Proposed assignment. Such Notice shall also contain an offer to sell the Selling Member's Membership Interest to the other Members in accordance with the following procedure:

The Members owning more than twenty (20%) percent of the Members Interests and other than the Selling Member shall have the first right to purchase the Selling Member's Membership Interest in such proportions as they may agree or, in the event that the remaining Members are unable to agree, on a prorata basis.

In the event that the entire Members Interest of the Selling Member has not been purchased by the other eligible Members in accordance with the foregoing procedure, the remaining Members Interests of the Selling Member may be sold to the third party upon the terms set forth in the Notice or, in the event of withdrawal, the Company shall purchase the withdrawing Member's Interest as set forth in section 8.04, above.

Any purchase of a Member's Interest by a substitute Member (or in part by other Members and in part by a substitute Member) shall be consummated within eighty
(80) days following the Notice to the Company and the Selling Member's Interests shall be purchased in cash or cash equivalents (including publicly traded shares), and the purchase price therefor shall be not less than the amount set forth in the Notice.


(d) In the event of a transfer of a Member's Interest in the Company to a third party, and as a condition to recognizing the effectiveness and binding nature of any such transfer by sale or gift and substitution of a new Member to the Company, the Managers shall require the Selling Member or Gifting Member and the proposed purchaser, donee or successor-in- interest, as the case may be to execute, acknowledge and deliver to the Company such instruments of transfer, assignment and assumption and such other certificates, representations and documents, and to perform all such other acts which the Managers may deem necessary or desirable to:

(i)  constitute such purchaser, donee or successor-in-interest as a Member;

(ii) confirm that the person desiring to acquire an Interest or Interests in the Company, or to be admitted as a Member, has accepted, assumed and agreed to be subject and bound by all of the terms, obligations and conditions of the Operating Agreement, as the same may have been further amended;

(iii) preserve the Company after the completion of such sale, transfer, assignment, or substitution under the laws of each jurisdiction in which the Company is qualified, organized or does business;

maintain the status of the Company as a partnership for federal tax purposes;
and

assure compliance with any applicable state and federal laws including securities laws and regulations.

Any sale or gift of a Member's Interest or any economic incidents thereof or admission of a Member in compliance with this Article X shall be deemed effective as of the last day of the calendar month in which the Managers' consent thereto was given, or, if no such consent was required pursuant to
Section 10.01, then on such date that the donee or successor in interest complies with the requirements of Article X. The Selling Member agrees, upon request of the Managers, to execute such certificates or other documents and perform such other acts as may be reasonably requested by the Managers from time to time in connection with such sale, transfer, assignment, or substitution.
The Selling Member hereby indemnifies the Company, the remaining Members, and the Managers against any and all loss, damage, or expense (including, without limitation, tax liabilities or loss of tax benefits) arising directly or indirectly as a result of any transfer or purported transfer in violation of this Article X.

Notwithstanding anything contained herein to the contrary, upon the death or total and permanent disability of Thomas A. Adams:

(i) a new Manager will be appointed by a vote of seventy-five (75%) percent of the Member Interests; and,

(ii) Unless otherwise required by law, all provisions of this Agreement providing for a majority vote of the Members' Interest shall be revised to require a vote of 75% of the Members' Interest.

10.03  Transferee Not Member in Absence of Managers' Consent  .
       -----------------------------------------------------

If the Managers do not approve by unanimous written consent of the proposed sale or gift of a Transferring Member's Interest or the economic incidents of a Member's Interest to a transferee or donee which is not a Member immediately prior to the sale or gift, then the proposed transferee or donee shall not become a Member of the Company and the proposed transfer of economic incidents shall not be recognized by the Company.

  ARTICLE XI

  ADDITIONAL MEMBERS
  ------------------

From the date of the formation of the Company, any Person or Entity acceptable to the Managers by their unanimous vote thereof may become a Member in this Company either by the issuance by the Company of Members' Interests for such consideration as the Managers by their unanimous votes shall determine, or as a transferee of a Member's Interest or any portion thereof, subject to the terms and conditions of this Operating Agreement. No new Members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Manager or Manager(s) may, at his or their option, at the time a Member is admitted, close the Company books (as though the Company's tax year had ended) or make pro rata allocations of loss, income and expense deductions to a new Member for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of the Code/35/ and the Treasury Regulations promulgated thereunder.

---------------
/35/.  Section 706(d)

  ARTICLE XII

  DISSOLUTION AND TERMINATION
  ---------------------------

12.01  Dissolution.
       -----------

(a) The Company shall be dissolved upon the occurrence of any of the following events:

(i) When the period fixed for the duration of the Company shall expire pursuant to the Terms Sheet entered into by the initial Members of the Company;

(ii) by ninety (90) days written notice of a Member holding not less than thirty-five (35%) percent of the Member Interests of the Company to the Manager; or

(iii) by the unanimous written agreement of all Members; or

(iv) if the Company no longer has Members.

(b) As soon as possible following the occurrence of any of the events specified in this Section 12.01 effecting the dissolution of the Company, the appropriate representative of the Company shall execute a statement of intent to dissolve in such form as shall be prescribed by the Corporation, Securities and Land Development Bureau, Michigan Department of Consumer and Industry Services and file same with the Corporation, Securities and Land Development Bureau, Michigan Department of Consumer and Industry Services.

(c) If a Member who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, the Member's executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member's rights for the purpose of settling his estate or administering his property.

12.02  Effect of Filing of Dissolving Statement.  Upon the filing with the
       ----------------------------------------
Corporation, Securities and Land Development Bureau, Michigan Department of Consumer and Industry Services, of a statement of Intent to Dissolve, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until a Certificate of Dissolution has been issued by the Corporation, Securities and Land Development Bureau, Michigan Department of

Consumer and Industry Services, or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

12.03  Winding Up, Liquidation and Distribution of  Assets.
       ---------------------------------------------------

Upon dissolution, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Manager(s) shall immediately proceed to wind up the affairs of the Company.


Upon termination each Member shall have the right to exercise its co-location rights including the sale of those rights or their development and the other Member owning thirty-five (35%) percent or more of Member Interests shall have a right of first refusal to purchase in the event the other Member elects to sell its co-location rights. On dissolution each member owning thirty-five (35%) percent or more of the Member's Interest shall receive compensation for the fair market value of assets distributed to the other Member owning thirty-five (35%) percent or more of the Member's Interest during the term of the Company to the extent such exceeds the fair market value of assets distributed to the other Party owning thirty-five (35%) percent or more of the Member's Interest. This compensation may be by way of tradeable common stock of Universe2U Inc.

If the Company is dissolved and its affairs are to be wound up, the Manager(s) shall:

(i) Sell or otherwise liquidate the remaining assets of the Company as promptly as practicable (except to the extent the Manager(s) may determine to distribute any assets to the Members in kind),

(ii) Allocate any profit or loss resulting from such sales to the Members' Capital Accounts in accordance with Article IX hereof,

(iii) Discharge all liabilities of the Company, including liabilities to Members who are creditors, to the extent otherwise permitted by law, other than liabilities to Members for distributions, and establish such Reserves as may be reasonably necessary to provide for contingent or liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such Reserves shall be deemed to be an expense of the Company),

(iv) Distribute the remaining assets in the following order:

(1) If any assets of the Company are to be distributed in kind, including distribution provided in Section 12.03(b), the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by the Managers. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted pursuant to the provisions of Article IX and
Section 8.03 of this Operating Agreement to reflect such deemed sale.


(2) The positive balance (if any) of each Member's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs) and the balances owing to any Retiring Member shall be distributed to the Members, either in cash or in kind, as determined by the Manager(s), with any assets distributed in kind being valued for this purpose at their fair market value as determined pursuant to Section 12.03(c)(i). Any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in the Treasury Regulations/36/.

(d) Notwithstanding anything to the contrary in this Operating Agreement, upon a liquidation within the meaning of the Treasury Regulations/37/, if any Member has a Deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.


(e) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

------------
/36/.  Section 1.704-1(b)(2)(ii)(b)(2) T.R.
/37/.  Section 1.704-1(b)(2)(ii)(g) T.R.

(f) The Manager(s) shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

12.04  Articles of Dissolution.  When all debts, liabilities and obligations
       -----------------------
have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, Articles of Dissolution shall be executed in duplicate and verified by the person signing the Articles, which Articles shall set forth the information required by the Michigan Act. Duplicate originals of such Articles of Dissolution shall be delivered to the Corporation, Securities and Land Development Bureau, Michigan Department of Consumer and Industry Services.

12.05  Certificate of Dissolution.  Upon the issuance of the Certificate of
       --------------------------
Dissolution, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Michigan Act. The Manager shall notify the other Members and shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.


12.06  Return of Contribution Nonrecourse to Other  Members.  Except as
       ----------------------------------------------------
provided by law or as expressly provided in this Operating Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

  ARTICLE XIII

  MISCELLANEOUS PROVISIONS
  ------------------------

13.01  Notices.  Any notice, demand, or communication required or permitted to
       -------
be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid or by facsimile, addressed to the Member's and/or Company's address, as appropriate, which is set forth in this Operating Agreement. Except as otherwise provided herein, any such notice shall be deemed to be given three business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

13.02  Books of Account and Records.  Proper and complete records and books of
       ----------------------------
account shall be kept or shall be caused to be kept by the Managers in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. Such books and records shall be maintained as provided in Section 9.09. The books and records shall be at all times be maintained at the principal executive office of the Company and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives during reasonable business hours.

13.03  Application of Michigan Law.  This Operating Agreement, and the
       ---------------------------
application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Michigan, and specifically the Michigan Act.

13.04  Waiver of Action for Partition.  Each Member irrevocably waives during
       ------------------------------
the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.


13.05  Amendments.  This Operating Agreement may not be amended except by the
       ----------
unanimous written agreement of seventy-five (75%) percent of the Members in Interest.

13.06  Execution of Additional Instruments.  Each Member hereby agrees to
       -----------------------------------
execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

13.07  Construction.  Whenever the singular number is used in this Operating
       ------------
Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

13.08  Headings.  The headings in this Operating Agreement are inserted for
       --------
convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

13.09  Waivers.  The failure of any party to seek redress for violation of or
       -------
to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

13.10  Rights and Remedies Cumulative.  The rights and remedies provided by
       ------------------------------
this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

13.11  Severability.  If any provision of this Operating Agreement or the
       ------------
application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application there of shall not be affected and shall be enforceable to the fullest extent permitted by law.

13.12  Heirs, Successors and Assigns.  Each and all of the covenants, terms,
       -----------------------------
provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors and assigns.

13.13  Creditors.  None of the provisions of this Operating Agreement shall be
       ---------
for the benefit of or enforceable by any creditors of the Company.


13.14  Counterparts.  This Operating Agreement may be executed in
       ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

13.15  Rule Against Perpetuities.  The parties hereto intend that the Rule
       -------------------------
against Perpetuities (and any similar rule of law) not be applicable to any provisions of this Operating Agreement. However, notwithstanding anything to the contrary in this Operating Agreement, if any provision in this Operating Agreement would be invalid or unenforceable because of the Rule against Perpetuities or any similar rule of law but for this Section 13.15, the parties hereto hereby agree that any future interest which is created pursuant to said provision shall cease if it is not vested within fifty years of the date of this Agreement.

13.16  Investment Representations.  The undersigned Members, if any,
       --------------------------
understand (1) that the Members' Interests evidenced by this Operating Agreement have not been registered under the Securities Act of 1933, the Michigan Securities Act or any other state securities laws (the "Securities Acts") because the Company is issuing these Members' Interests in reliance upon the exemptions from the registrations requirements of the Securities Acts providing for issuance of securities not involving a public offering, (2) that the Company has relied upon the fact that the Members' Interests are to be held by each Member for investment, and (3) that exemption from registrations under the Securities Acts would not be available if the Members' Interests were acquired by a Member with a view to distribution.

Accordingly, each Member hereby confirms to the Company that such Member is acquiring the Members' Interests for such own Member's account, for investment and not with a view to the resale or distribution thereof. Each Member agrees not to transfer, sell or offer for sale any of portion of the Members' Interests unless there is an effective registration or other qualification relating thereto under the Securities Act of 1933 and under any applicable state securities laws or unless the holder of Members' Interests delivers to the Company an opinion of counsel, satisfactory to the Company, that such registration or other qualification under such Act and applicable state securities laws is not required in connection with such transfer, offer or sale. Each Member understands that the Company is under no obligation to register the Members' Interests or to assist such Member in complying with any exemption from registration under the acts if such Member should at a later date, wish to dispose of the Members' Interest. Furthermore, each Member realizes that the Members' Interests are unlikely to qualify for disposition under Rule 144 of the Securities and Exchange Commission unless such Member is not an "affiliate" of the Company and the Members' Interest has been beneficially owned and fully paid for by such Member for at least three years.


Prior to acquiring the Members' Interests, each Member has made an investigation of the Company and its purposes and has had made available to each such Member all information with respect thereto which such Member needed to make an informed decision to acquire the Members' Interest. Each Member considers himself or itself to be a person possessing experience and sophistication as an investor which are adequate for the evaluation of the merits and risks of such Member's investment in the Members' Interest.

  CERTIFICATE

The undersigned hereby agree, acknowledge and certify that the foregoing Operating Agreement, consisting of 28 pages, excluding the Table of Contents and attached Exhibits, constitutes the Operating Agreement of T-E Realty and Right-of-Way Agency, L.L.C. adopted by the Members of the Company as of July 13, 2000

MEMBERS:
T-Enterprises, Inc.

     /s/ Thomas A. Adams
--------------------------------------
By:  Thomas A. Adams
Its: President

Universe2U Right-of-Ways Agency Inc.


     /s/ Kim Allen
--------------------------------------
By:  Kim Allen
Its: Chief Executive Officer

EXHIBIT A


Initial Member Contributions       Initial Capital Contribution       Share of Total Capital


Universe2U                         Expertise and other                49%
Right-of-Ways Agency               intangible assets with an
Inc.                               agreed upon value of
$50,000.00.

T-Enterprises, Inc.                Contract rights and other          51%
intangible assets with an
agreed upon value of
$50,000.00.

EXHIBIT B


Member                   Allocation
------                   ----------


Universe2U Right-of-Ways
Agency Inc.                   50%

T-Enterprises, Inc.           50%



Dated: ____________________

Manager: __________________
         Thomas A. Adams